Exhibit 23.3

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Amendment No. 1 to the Registration Statement on Form S-4 of Cellco Partnership, doing business as Verizon Wireless, and Verizon Wireless Capital LLC of our reports dated March 10, 2009 (Successor Company) and March 20, 2008 (Predecessor Company) relating to the financial statements of Alltel Corporation, which appear in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Little Rock, AR

October 13, 2009